Exhibit 10.2

8I ACQUISITION 2 CORP.

6 Eu Tong Sen Street

#08-13 Singapore 059817

Tel: +65-6788 0388

November 9, 2022

VIA E-MAIL

Greentree Financial Group, Inc.

Attn: Robert C. Cottone

7951 S.W. 6TH Street, Suite 216

Plantation, FL 33324

Email: chriscottone@gtfinancial.com

Re:	Agreement By and Among Greentree Financial Group, Inc., a Florida corporation (“Investor”) and 8i Acquisition 2 Corp., a British Virgin Islands business company (the “Company,” “we,” “us,” and “our”), Dated as of November 1, 2022 (the “Forward Share Purchase Agreement”)

To the above-referenced party:

The Company and Investor wish to terminate the Forward Share Purchase Agreement on the date hereof. By signing below, each of the Company and Investor hereby terminate the Forward Share Purchase Agreement and the Forward Share Purchase Agreement shall be of no further force or effect as of or after the date hereof.

In consideration of the terms of this letter and other valuable consideration, each of the Company and Investor, jointly and severally, on behalf of itself and its present and former agents (including attorneys), representatives, family members, predecessors, successors, assigns, heirs, distributees, executors, administrators, estates, trusts, beneficiaries and all other persons or entities acting by, through, or in concert with it, or acting at its direction or on its behalf, hereby knowingly, voluntarily, and expressly releases, remits, acquits, waives, holds harmless, and forever discharges the Seller and all of its current and former representatives, entities, affiliates, agents (including attorneys), heirs, administrators, executors, trustees, beneficiaries, successors and assigns, from any and all causes of action, suits, liens, orders, debts, accounts, covenants, agreements, contracts, promises, controversies, damages, liabilities, obligations, payments, judgments, costs, charges, penalties, forfeitures, expenses, attorneys’ fees, claims, demands, disputes, objections, and challenges of whatever kind or nature, at law or in equity, in tort or in contract, by statute, pursuant to case law or otherwise, whether now known or unknown, foreseen or unforeseen, vested or contingent, suspected or unsuspected, and which have existed or may have existed, which do exist or may in the future exist, including, but not limited to, those claims arising out of or relating to the Forward Share Purchase Agreement, from the beginning of the world to the date of this Agreement.

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This letter was provided in compliance with the notice provisions and requirements of the Forward Share Purchase Agreement.

8I ACQUISITION 2 CORP.

By:	/s/ Tan Meng Dong
Name:	Tan Meng Dong (James)
Title:	CEO

Agreed:

GREENTREE FINANCIAL GROUP, INC.

By:	/s/ R. Chris Cottone
Name:	Robert C. Cottone
Title:	Vice President

EUDA Health Limited

By:	/s/ Kelvin Chen
Name:	Kelvin Chen Wei Wen
Title:	CEO

With a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Tahra Wright, Esq.

E-mail: twright@loeb.com